Exhibit 2.4

EXECUTED VERSION

EXCEL MARITIME CARRIERS LTD.,

as Issuer

1.875% CONVERTIBLE SENIOR NOTES DUE 2027

_______________________________

INDENTURE

Dated as of October 10, 2007

_______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

TIA CROSS-REFERENCE TABLE

TIA SECTIONS		INDENTURE SECTIONS
310	(a)	7.10
	(b)	7.10
311	(a)	7.11
	(b)	7.11
312	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)	7.06
314	(a)	4.07

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

TABLE OF CONTENTS

ARTICLE 2	THE SECURITIES	10

ARTICLE 3	REDEMPTION AND PURCHASES	21

ARTICLE 4	COVENANTS	32

ARTICLE 5	SUCCESSOR CORPORATION	36

Section 5.01	When Company May Merge or Transfer Assets	36

ARTICLE 6	DEFAULTS AND REMEDIES	36

ARTICLE 7	TRUSTEE	41

ARTICLE 8	DISCHARGE OF INDENTURE	46

Section 8.01	Discharge of Liability on Securities	46
Section 8.02	Repayment to the Company	47

ARTICLE 9	AMENDMENTS	47

ARTICLE 10	CONVERSIONS	50

ARTICLE 11	PAYMENT OF INTEREST	66

Section 11.01	Payment of Interest	66
Section 11.02	Additional Interest	67
Section 11.03	Defaulted Interest	68
Section 11.04	Interest Rights Preserved	68

ARTICLE 12	SUBSIDIARY GUARANTEES	68

Section 12.01	Subsidiary Guarantees	68
Section 12.02	Release	69

ARTICLE 13	MISCELLANEOUS	70

INDENTURE dated as of October 10, 2007 between Excel Maritime Carriers Ltd., a company organized under the laws of The Republic of Liberia (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York Banking Corporation (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 1.875% Convertible Senior Notes due 2027:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Conversion Rate” means, for each $1,000 principal amount of Securities to be converted (i) if the Volume Weighted Average Price per share of Class A Common Stock is less than or equal to the Base Conversion Price, the Applicable Conversion Rate for such Securities will be equal to the Base Conversion Rate, subjects to adjustments set forth in Section 10.06 and (ii) if the Volume Weighted Average Price per share of Class A Common Stock is greater than the Base Conversion Price, a number determined in accordance with the following formula:

Base Conversion Rate +   (Volume Weighted Average Price—Base Conversion Price) × Incremental Share Factor
Volume Weighted Average Price

“Base Conversion Price” means, in respect of each $1,000 principal amount of Securities, $91.30 per share of Class A Common Stock, subject to adjustments set forth in Section 10.06.

“Base Conversion Rate” means for each $1,000 principal amount of Securities, is a number equal to $1,000 divided by the Base Conversion Price at the time of determination.

“Beneficial Owner” or “beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Business Day” means any day, other than a Saturday or Sunday, or a day on which state or federally chartered banking institutions in New York, New York are not required to open.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Securities” means securities that are in definitive, fully registered certificated form.

“Closing Sale Price” of Class A Common Stock on any date means the per share closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which Class A Common Stock is traded or, if Class A Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

“Class A Common Stock" means the Class A common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor.

“Company Order” means a written request or order signed in the name of the Company by any two Officers.

“Continuing Directors” means as of any date of determination, any member of the Board of Directors who either was a member of the Board of Directors on the date of the original issuance of the Securities or who was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or by a Permitted Holder.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, Trust & Securities Services – Global Debt Services, 60 Wall Street, NYC MS 60-2710, New York, NY 10005-2858, Attention: Corporates Team Deal Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means for the purpose of any computation under Section 10.06 subsections (b), (c), (d) , (e) and (f) and Section 10.01(a), the Closing Sale Price per share of Class A Common Stock on the date of determination.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Foreign Private Issuer” means such term as defined under Rule 3b-4 of the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means the first date upon which the Class A Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend.

“GAAP” means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of this Indenture, consistently applied.

“Global Security” means a permanent Global Security that is in the form of the Security attached hereto as Exhibit A, and that is deposited with the Depositary or its custodian and registered in the name of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Security is registered on the Registrar’s books.

“Incremental Share Factor” means initially 5.4765, subject to the same proportional adjustment as the Base Conversion Rate, in each case based upon adjustments to the Base Conversion Price.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Liquidated Damages” means “Liquidated Damages” as specified in the Registration Rights Agreement.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Trading Day for shares of Class A Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange (the “NYSE”) or otherwise) in shares of Class A Common Stock or in any options, contracts or future contracts relating to shares of Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in 13.04 and Section 13.05, signed in the name of the Company by any two Officers, and delivered to the Trustee.  An Officers’ Certificate given pursuant to Section 4.02 shall be signed by a financial or accounting Officer of the Company but need not contain the information specified in Section 13.04 and Section 13.05.

“Opinion of Counsel” means a written opinion containing the information specified in Section 13.04 and Section 13.05 from legal counsel.  The counsel may be an employee of, or counsel to, the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Permitted Flag Jurisdiction” means the Marshall Islands, the United States of America, any State of the United States or the District of Columbia, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, Singapore, the British Virgin Islands, the Cayman Islands, the Isle of Man, Cyprus, the Philippines, Norway, Greece, the United Kingdom, Argentina, Malta, Brazil, Chile, Paraguay, India, Bolivia, Spain, Uruguay and any other jurisdiction generally acceptable to institutional lenders in the shipping industry, as determined in good faith by the Company’s Board of Directors.

“Permitted Holders” means: (i) Mr. Gabriel Panayotides, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Gabriel Panayotides and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the persons listed in clause (i) or (ii) above or for the benefit of a trust covered by this clause (iii); (iv) either of Argon S.A. or Boston Industries S.A. and their respective subsidiaries, in each case so long as the persons or entities covered by clauses (i), (ii) and (iii), directly or indirectly, control such entities; and (v) entities that are, directly or indirectly, controlled by any of the persons or entities listed in clauses (i), (ii), (iii) and (iv) above.

 ”Qualifying Fundamental Change” means (i) any Change in Control included in clause (i) or (ii) of the definition of Change in Control, and (ii) any Termination of Trading.  A merger, consolidation, assignment, conveyance, sale, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Qualifying Fundamental Change if at least 90% of the consideration paid for the Class A Common Stock in that transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’appraisal rights, consists of shares of common stock traded on a U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Securities become convertible into such shares of such common stock.

“Redemption Date” means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 10, 2007, between the Company and Deutsche Bank Securities Inc.

“Restricted Security” means a Security required to bear the Restrictive Legend set forth in the Form of Security attached hereto as Exhibit A.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities” means any of the Company’s 1.875% Convertible Senior Notes due 2027, as amended or supplemented from time to time, issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Stated Maturity” when used with respect to any Security, means October 15, 2027.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the Class A Common Stock (or other common stock into which the Securities are then convertible) are neither approved for listing on a U.S. national securities exchange nor approved for quotation on an established over-the-counter securities market in the United States, or cease to be traded or quoted in contemplation of a delisting or withdrawal of approval.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the NYSE or, if Class A Common stock is not listed on the NYSE, the principal other U.S. national or regional securities exchange on which Class A common stock is then listed is open for trading or, if Class A common stock is not so listed, any Business Day.  So long as Class A Common Stock is listed on a U.S. national or regional securities exchange, a “TradingDay” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m. (New York City time), on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, then for purposes of determining whether the condition set forth in Section 10.01(a)(ii) is satisfied, the trading price per $1,000 principal amount of Securities on such date of determination will be deemed to be less than 98% of the Applicable Conversion Rate multiplied by the Closing Sale Price.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.  The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Trust Officer” means any Managing Director, Director, Vice President, Assistant Vice-President, Associate or officer within the Corporate Trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Volume Weighted Average Price” per share of Class A Common Stock (or any security that is part of the reference property into which Class A Common Stock has been converted, if applicable) on any Trading Day means the Volume Weighted Average Price on the principal exchange or over-the-counter market on which Class A Common stock (or other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading “Bloomberg VWAP” on Bloomberg Page EXM Equity AQR (or the Bloomberg Page for any security that is part of the reference property into which Class A Common Stock has been converted, if applicable, or if such Volume Weighted Average Price is not available (or the reference property in question is not a security), the Board of Directors’reasonable, good faith estimate of the Volume Weighted Average Price of the shares of Class A Common Stock, or other Reference Property, on such Trading Day.

“Voting Stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’qualifying shares and investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Section 1.02    Other Definitions.

Term Section	Defined in:
“Act”	Section 1.05
“Additional Amounts”	Section 4.04
“Additional Interest”	Section 11.02
“Additional Securities”	Section 2.02
“Additional Shares”	Section 10.16
“Agent Members”	Section 2.12(f)
“Bankruptcy Law”	Section 6.01
“Book-Entry Record Date”	Section 11.01
“Cash”	Section 3.07 (a)
“Cash Settlement Notice Period”	Section 10.02(b)
“Change in Control”	Section 3.08(a)
“Common Stock Registrar”	Section 2.04
“Company Notice”	Section 3.07(b)
“Company Notice Date”	Section 3.07(b)
“Conversion Agent”	Section 2.03
“Conversion Date”	Section 10.03(a)
“Conversion Notice”	Section 10.06
“Conversion Retraction Period”	Section 10.02(b)
“Conversion Settlement Averaging Period”	Section 10.02(b)
“Custodian”	Section 6.01
“Daily Conversion Value”	Section 10.02(b)
“Daily Excess Amount”	Section 10.02(b)
“Daily Share Amount”	Section 10.02(b)
“Dividend Threshold Amount”	Section 10.06(g)
“Defaulted Interest”	Section 11.03
“Depositary”	Section 2.01(a)
“Dividend Adjustment Amount”	Section 10.06(g)
“DTC”	Section 2.01(a)
“Event of Default”	Section 6.01
“Expiration Date”	Section 10.06(e)
“Expiration Time”	Section 10.06(e)
“Final Notice Date”	Section 10.02(b)
“Fundamental Change”	Section 3.08
“Fundamental Change Notice”	Section 3.08(b)
“Fundamental Change Notice Date”	Section 3.08(b)
“Fundamental Change Purchase Date”	Section 3.08(a)
“Fundamental Change Purchase Notice”	Section 3.08(c)
“Fundamental Change Purchase Price”	Section 3.08(a)
“Initial Securities”	Section 2.02
“Interest Payment Date”	Section 11.01
“Legal Holiday”	Section 13.08
“Net Share Settlement”	Section 10.02(b)
“Paying Agent”	Section 2.03
“Purchased Shares 10.06(e)	Section 10.06(e)
“QIB(s)”	Section 2.01(a)
“Record Date”	Section 11.01
“Redemption Price”	Section 3.01
“Reference Property”	Section 10.10(a)
“Relevant Date”	Section 4.07(f)
“Registrar”	Section 2.03
“Purchase Date”	Section 3.07(a)

Term Section	Defined in:
“Purchase Notice”	Section 3.07(a)
“Purchase Price”	Section 3.07(a)
“Redemption Price”	Section 3.01
“Restrictive Legend”	Section 2.06(f)
“Rights Plan”	Section 10.06(c)
“Transforming Transaction”	Section 10.01(a)
“Trigger Event”	Section 10.06(c)
“Triggering Distribution”	Section 10.06(c)
“Settlement Amount”	Section 10.02(b)
“Special Record Date”	Section 11.03
“Specified Cash Amount”	Section 10.02(b)
“Spin-Off”	Section 10.06(g)
“Stock Price”	Section 10.16(b)
“Subsidiary Guarantor”	Section 12.01
“Taxing Jurisdiction”	Section 4.04(a)
“Unissued Shares”	Section 3.08(a)

Section 1.03    Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04    Rules of Construction.

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including, without limitation;

(5)	words in the singular include the plural, and words in the plural include the singular;

(6)	all references to $, dollars, cash payments or money refer to United States currency; and

(7)
all references to payments of interest on the Securities shall include Additional Amounts, if any, and Liquidated Damages, if any, payable in accordance with the terms of the Registration Rights Agreement.

Section 1.05    Acts of Holders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, where it is hereby expressly required, and to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(a)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(b)            The ownership of Securities shall be proved by the register for the Securities.

(c)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Security.

(d)    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a board resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE SECURITIES

Section 2.01    Form and Dating.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in the Form of Security attached hereto as Exhibit A, which is a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  Except as otherwise expressly permitted in this Indenture, all Securities shall be identical in all respects.  Notwithstanding any differences among them, all Securities issued under this Indenture shall vote and consent together on all matters as one class.

(a)            Global Securities.  Securities offered and sold to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities, which shall be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (Cede & Co., DTC, or any successors thereto being hereinafter referred to as the “Depositary”), duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b)            Global Securities in General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereofas required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

(c)            Book-Entry Provisions.  This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (c) shall bear a legend substantially to the effect of the global note legend set forth in the Form of Security attached hereto as Exhibit A.

Section 2.02    Execution and Authentication.  The Securities shall be executed on behalf of the Company by any Officer.  The signature of an Officer on the Securities may be manual or by facsimile.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature of the Trustee shall be conclusive evidence that the Security has been duly authenticated under this Indenture.

The Securities shall originally be issued only in fully registered form without interest coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Company may, without the consent of the holders of Securities, reopen the notes and issue additional Securities (the “Additional Securities”) with the same terms and with the same CUSIP numbers as the Securities originally issued under this Indenture (the “Initial Securities”) in an unlimited aggregate principal amount, provided that no such Additional Securities may be issued unless fungible with the Initial Securities for United States federal income tax purposes.  The Initial Securities and any such Additional Securities would be treated as a single series of debt securities for all purposes under this Indenture and would vote together as one class on all matters that Holders of the Securities are entitled to vote on.  The Company may also from time to time repurchase the Securities in open market purchases or negotiated transactions without any notice to Holders.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities.  An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as the Registrar, Paying Agent or Conversion Agent to deal with the Company or an Affiliate of the Company.

Section 2.03    Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency in the Borough of Manhattan, the City and State of New York where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for purchase, redemption or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices to or upon the Company in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities and of their transfer, exchange, purchase, redemption and conversion.  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.04.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.04.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Registrar, Paying Agent, Conversion Agent or co-registrar.

The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities, custodian for the Depositary with respect to the Global Securities, and each office or agency of the Trustee to be such office or agency of the Company for the aforesaid purposes.

Section 2.04    Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to each due date of payment in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Class A Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Class A Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Class A Common Stock so held in trust.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money and Class A Common Stock held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money and Class A Common Stock held by it to the Trustee and to account for any funds and Class A Common Stock disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Notwithstanding anything in this Indenture to the contrary, if due to any law, rule, regulation applicable to the Trustee or any internal policy of the Trustee, the Trustee (in its capacity as Trustee, Paying Agent or Conversion Agent) is not permitted or able to hold in trust for the benefit of Holders, or to deliver to Holders, any shares of Class A Common Stock which are owed to any Holders upon conversion of any Security, then the Trustee shall not be required to hold any such shares of Class A Common Stock in trust or deliver such shares of Class A Common Stock to the Holders and the Company shall not be required to deliver such shares of Class A Common Stock to the Trustee, but rather instead, Company shall appoint another Paying Agent, Conversion Agent or Co-Trustee that has the ability to perform such functions or the Trustee and the Company shall coordinate with the registrar and stock transfer agent for the Company’s Class A Common Stock (the “Common Stock Registrar”) to ensure that any such shares of Class A Common Stock are held in trust by the Common Stock Registrar and delivered by the Common Stock Registrar to the Holders when due, and in such capacity and in performing such duties on behalf of the Trustee, the Common Stock Registrar shall be entitled to all of the rights, powers and indemnifies that the Trustee, Conversion Agent or Paying Agent is entitled to under this Indenture.   Nothing in this paragraph shall relieve the Company of its duty to issue and deliver any shares of Class A Common Stock to the Holders of Securities upon conversion when due.

Section 2.05    Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.06    Transfer and Exchange.  i)  Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawnby the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased).

(b)            Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b).  Transfers of a Global Security shall be limited to transfers of such Global Security to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)            Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

(d)            Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)            No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            Except as set forth in the following sentence, Securities that are issued upon the transfer, exchange or replacement of Restricted Securities shall bear the restrictive legend set forth in the Form of Security attached hereto as Exhibit A (the “Restrictive Legend”) and be subject to the restrictions on transfer set forth therein.  If any Restricted Securities are tendered for transfer, exchange or replacement or a request is made to remove the Restrictive Legend on a Security, the Securities issued upon such transfer, exchange or replacement shall bear the Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted securities” within the meaning of Rule 144 under the Securities Act or (ii) the Company notifies the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale.  Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of such sale pursuant to an effective registration statement, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Restrictive Legend.  If the Restrictive Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Restrictive Legend shall be reinstated.

Section 2.07    Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to ARTICLE 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security in cash in an amount equal to its principal amount plus any accrued and unpaid interest thereon.

Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.07 in exchange for any mutilated Security, or in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

Section 2.08    Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to ARTICLE 6 and ARTICLE 9).

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then on and after such Redemption Date or Stated Maturity, or on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on such Securities shall cease to accrue and such Securities shall cease to be convertible; provided, that if such Securities are to be redeemed, notice of suchredemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

If a Security is converted in accordance with ARTICLE 10, then on and after the Conversion Date, such Security shall cease to be outstanding and interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), shall cease to accrue on such Security.

Section 2.09    Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10    Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of such cancelled Securities in its customary manner.  The Company may not issue new Securities to replace Securities it has redeemed, purchased, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE 10.

Section 2.11    Persons Deemed Owners.  Prior to due presentment of an outstanding Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of such Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon (including Liquidated Damages, Additional Interest and Additional Amounts, if any), for the purpose of conversion thereof and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12    Global Securities.  (a)  Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iii) below, and (C) transfers of a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(iv) and Section 2.12(a)(v) below.

(i)            Transfer of Global Security.  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof; provided that this clause (i) shall not prohibit any issuance of a Certificated Security in exchange for a Global Security pursuant to clause (iii) below.  No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person.  Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

(ii)            Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.  Owners of beneficial interests in a Global Security will not be entitled to have Securities represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, except as provided below, and will not be considered the owners or holders thereof under this Indenture or under the Securities for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee.

(iii)            A beneficial interest in a Global Security may not be exchanged for a Certificated Security except:

(A)            Certificated Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if:

(1)            DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as Depositary, and in each case a successor Depositary is not appointed by the Company within 90 days of such notice;

(2)            the Company executes and delivers to the Trustee and Registrar an Officers’Certificate stating that the book-entry system through DTC shall be discontinued; or

(3)            an Event of Default has occurred and is continuing with respect to the Securities.

In connection with the exchange of one or more entire Global Securities for Certificated Securities pursuant to this subsection (iii), such Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

(B)            The owner of a beneficial interest in a Global Security will be entitled to receive a Certificated Security in exchange for such interest if an Event of Default has occurred and is continuing.

Upon receipt by the Registrar of instructions from the Holder of a Global Security directing the Registrar to (x) issue one or more Certificated Securities in authorized denominations and the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and procedures of DTC:

(1)             the Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(2)            the Company shall promptly execute and, upon Company Order, the Trustee shall authenticate and deliver to such beneficial owner Certificated Security(ies) in authorized denominations and an equivalent amount to such beneficial interest in such Global Security; and

(3)            the Registrar shall decrease such Global Security by such amount in accordance with the foregoing.

(iv)            Transfer and Exchange of Certificated Securities.  When Certificated Securities are presented to the Registrar with a request:

(A)            to register the transfer of such Certificated Securities; or

(B)            to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)            so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (a), (b) or (c) below, and are accompanied by the following additional information and documents, as applicable:

(a)            if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(b)            if such Certificated Securities are being transferred to the Company or its Subsidiary, a certification to that effect; or

(c)            if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in the Form of Security attached hereto as Exhibit A, if applicable) and (ii) if the Company so requests, an Opinion of Counsel in form and substance reasonably satisfactory to it or other evidence in form and substancereasonably satisfactory to it as to the compliance with the restrictions set forth in the Restrictive Legend.

(v)            Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security.  A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

Subject to the occurrence of the circumstances specified in Section 2.12(a)(iii) above, upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(I)            so long as the Securities are Restricted Securities, certification, in the form set forth in the Form of Security attached hereto as Exhibit A, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

(II)            written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security in authorized denominations and equal to the principal amount of the Certificated Security so cancelled.

(b)            Subject to Section 2.06(f), every Restricted Security, including beneficial interests in a Global Security, shall be subject to the restrictions on transfer provided in the Restrictive Legend, including the delivery of an Opinion of Counsel, if so required.  Whenever any Certificated Security that is a Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Restricted Security must be accompanied by a certificate in substantially the form set forth in the Form of Security attached hereto as Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer.  The Registrar shall not accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(c)            The restrictions imposed by the Restrictive Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision).  The Holder of any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may request, upon a surrender of such Security for exchange to the Registrar inaccordance with the provisions of this Indenture, the removal of such Restrictive Legend in accordance with the provisions of Section 2.06(f).  The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)            As used in Section 2.12(b) and Section 2.12(c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

(e)            The provisions of clauses (i), (ii) and (iii) below shall apply only to Global Securities:

(i)            Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(ii)            Subject to the provisions of Section 2.12(f) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iii)            In the event of the occurrence of any of the events specified in Section 2.12(a)(iii) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(f)            Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes under this Indenture and under the Securities.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.  The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

Section 2.13    CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in the event of any change in the CUSIP number.

Section 2.14    Liquidated Damages Under Registration Rights Agreement.  The terms of the Registration Rights Agreement are hereby incorporated herein by reference and any Liquidated Damages payable pursuant to the terms of the Registration Rights Agreement are deemed to be interest for purposes of this Indenture.

Section 2.15    Ranking.  The Securities will be senior, unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing senior unsecured debt and senior to all of the Company’s future subordinated indebtedness.  The Securities will be effectively subordinated to all present and future debt and other obligations of the Company’s Subsidiaries.  In addition, the Securities are effectively subordinated to all of the Company’s present and future secured debt to the extent of the collateral securing that debt.

Section 2.16    Company Determination Final.  The Company will be responsible for making all calculations required under the Securities, unless otherwise set forth in this Indenture.  Such calculations include, but are not limited to, determinations of the Closing Sale Price of the Class A Common Stock in the absence of reported or quoted prices, the Trading Price of the Securities, the amount of accrued interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) payable on the Securities, Base Conversion Price, the Applicable Conversion Rate and adjustments to the Base Conversion Price of the Securities.  The Company shall make all such calculations in good faith, and, absent manifest error, such calculations will be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification.  The Trustee will forward such calculations to any Holder upon the request of such Holder.

ARTICLE 3

REDEMPTION AND PURCHASES

Section 3.01    Company’s Right to Redeem; Notices to Trustee.  The Securities will not be subject to redemption prior to October 22, 2014, except as otherwise set forth in this Section 3.01.  On or after October 22, 2014, the Company shall have the right to redeem the Securities in whole or in part, for a cash Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) thereon up to, but not including, the Redemption Date (the “Redemption Price”).  If the Redemption Date is between a regular Record Date and the Interest Payment Date to which it relates, the Company will pay any accrued and unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to a Holder on such regular Record Date.  If the Company calls any or all of the Securities for redemption, Holders may convert their Securities that have be so called for redemption at any time prior to 5:00 p.m. (New York City Time) on the second Scheduled Trading Day prior to the Redemption Date, even if such Securities are not otherwise convertible at such time, after which such Holders’right to convert will expire unless the Company defaults in the payment of a Redemption Price.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02    Selection of Securities To Be Redeemed.  If fewer than all outstanding Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method that the Trustee considers fair and appropriate, including any method required by DTC or any successor Depositary.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.  Securities and portions of Securities the Trustee selects shall be in principal amounts of $1,000 or multiples thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If the Trustee selects a portion of a Holder’s Securities for partial redemption and such Holder converts a portion of the same Securities, the converted portion will be deemed first to be from the portion selected for redemption.

Section 3.03    Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a)            the Redemption Date;

(b)            the Redemption Price;

(c)            the Applicable Conversion Rate;

(d)            the name and address of the Paying Agent and the Conversion Agent;

(e)            that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(f)       that Holders who want to convert their Securities must satisfy all the requirements set forth herein and in the Securities;

(g)            that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h)            if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(i)            that, unless the Company defaults in making payment of such Redemption Price, interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on Securities called for redemption will cease to accrue on and after the Redemption Date; and

(j)            the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03, provided further that, in all cases, the text of such notice of redemption shall be prepared by the Company.

Section 3.04    Effect of Notice of Redemption.  Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption except for Securities which are converted in accordance with the terms of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice of redemption.

Section 3.05    Deposit of Redemption Price.  Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation or have been converted.  The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to ARTICLE 10.  If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 3.06    Securities Redeemed in Part.

(a)            In the event of any redemption in part, the Company will not be required to register the transfer of or exchange any Security, so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(b)            Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered, or in the case of a Global Security, the Company shall instruct the Registrar todecrease such Global Security by the principal amount of the redeemed portion of the Security surrendered.

Section 3.07     Purchase of Securities by the Company at Option of the Holder.

   (a)        General.  Securities, (equal to $1,000 or an integral multiple thereof), shall be purchased by the Company at the option of the Holder on October 15, 2014, October 15, 2017 and October 15, 2022 or the next Business Day following such date to the extent any such date is not a Business Day (each, a “Purchase Date”).  All Securities purchased by the Company will be paid for in U.S. legal tender (“Cash” or “cash”) equal to 100% of the principal amount to be purchased plus any accrued and unpaid interest, (including Liquidated Damages, Additional Interest and Additional Amounts, if any), thereon up to, but not including, such Purchase Date (the “Purchase Price”).

No Securities may be purchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than an Event of Default that is cured by payment of the Purchase Price of the Securities.  The Company shall be required to purchase any outstanding Securities upon:

(i)            delivery to the Paying Agent and the Company by the Holder of a written notice (or in the case of Global Securities, a notice delivered electronically or by other means in accordance with the Depositary’s customary procedures) of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date.  The Purchase Notice electing the Company to purchase the Securities must state:

(A)            if Certificated Securities have been issued, the certificate number of the Securities, of if not Certificated Securities, such Purchase Notice must comply with appropriate DTC procedures;

(B)            the portion of the principal amount to be purchased, in multiples of $1,000 thereof; and

(C)            the Securities shall be purchased by the Company pursuant to the applicable terms of the Securities and this Indenture.

(D)            Simultaneously with providing such Purchase Notice, the Company shall publish a notice containing the information contemplated by this Section 3.07(a)(i)(A)(B)(C) in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through the such other public medium as the Company may use at that time.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

A Holder shall either effect book-entry transfer or deliver the Securities, together with necessary endorsements, to the office of the Paying Agent after delivery of the Purchase Notice to receive payment of the Purchase Price.  A Holder shall receive payment promptly following the later of the Purchase Date or the time of book-entry transfer or the delivery of the Securities.  If the Paying Agent holds money sufficient to pay the Purchase Price of the Security on such Business Day following the Purchase Date, then the Securities will cease to be outstanding and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on such Security will cease to accrue, (whether not book-entry transfer of the Security is made or whether the Security is delivered to the Paying Agent), and all other rights of the Holder shall terminate, (other than the right to receive the Purchase Price and previously accrued and unpaid interest and additional interest upon delivery on transfer of the Securities).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.07(a) shall have the right to withdraw any such Purchase Notice in whole or in part by a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 prior to the close of business on the Business Day prior to the Purchase Date.  If the Purchase Notice is given and withdrawn during such period, the Company will not be obligated to purchase the related Securities.  The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal of a Purchase Notice.  The Company shall be responsible for making all determinations with respect to the adequacy of such Purchase Notice electing to require the Company to purchase the Securities and all notices withdrawing such elections and any such determination shall be binding on the applicable Holder.

(b)            Company Notice.  On or before the 20th Business Day prior to each Purchase Date (the “Company Notice Date”), the Company shall mail a notice to the Trustee, the Paying Agent, to all Holders of the Securities, and to beneficial owners as required by applicable law, setting forth information specified in this Section 3.07(b) (the “Company Notice”).

Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)            the last date on which a Holder may exercise the purchase right;

(ii)            the Purchase Price;

(iii)            the name and address of the Paying Agent and the Conversion Agent;

(iv)            the Applicable Conversion Rate estimated as of a recent date, and to the extent known at the time of such Company Notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Securities on Purchase Date;

(v)            that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance withARTICLE 10 hereof and the applicable provisions of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vi)            that Securities must be surrendered to the Paying Agent to collect payment;

(vii)                       that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid on the Business Day following the later of the Purchase Date or the time of book-entry transfer or the delivery of the Securities and the Holder’s satisfaction of all applicable conditions;

(viii)            the procedures the Holder must follow to exercise its purchase rights under this Section 3.07 and a brief description of such rights;

(ix)            briefly, the conversion rights, if any, of the Securities;

(x)            the procedures for withdrawing a Purchase Notice;

(xi)            that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on such Securities will cease to accrue on and after the Purchase Date; and

(xii)           the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Company Notice must be given to Holders in accordance with this Section 3.07; provided further that, in all cases, the text of such Company Notice shall be prepared by the Company.

(c)            Procedure upon Purchase.  The Company shall deposit cash in respect of cash repurchases under this Section 3.07 at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.07.

Section 3.08    Purchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)            If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 35 Business Days after the occurrence of the Fundamental Change (the “FundamentalChangePurchaseDate”) at a purchase price equal to 100% of the principal amount of the Securities, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “FundamentalChangePurchasePrice”), payable inCash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 3.08(c).

A “FundamentalChange” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “ChangeinControl” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i)            a “person” or “group” other than any of the Permitted Holders is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of shares of Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(ii)            the Company consolidates with, or merges with or into, another Person, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that “beneficially owned”, directly or indirectly, the shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person;

(iii)            a majority of the members of the Board of Directors does not consist of Continuing Directors; or

(iv)            the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company, whether or not in compliance with the terms hereof.

Notwithstanding anything to the contrary set forth in this Section 3.08, Holders will not have the right to require the Company to purchase any Securities as a result of any transaction described in clause (i) or (ii) of the definition of “Change in Control” above, and the Company will not be required to deliver a Fundamental Change Notice, if at least 90% of the consideration paid for the Class A Common Stock, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’appraisal rights, in a merger, consolidation, conveyance, sale, transfer or lease otherwise constituting a Change in Control, consists of shares of common stock traded on a U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Securities become convertible into such shares of such common stock.

For the purpose of the definition of “Change in Control,” (i) ”person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any groupacting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

The term “UnissuedShares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

The term “all or substantially all” as used in the definition of Change in Control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances.  There may be a degree of uncertainty in interpreting this phrase.  The Company cannot assure you how a court would interpret this phrase under applicable law if a Holder elects to exercise its rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of the Company’s assets.

If the Company desires the Trustee to give the Fundamental Change Notice required by Section 3.08(b), at least three Business Days before the Fundamental Change Notice Date, the Company shall deliver an Officers’Certificate to the Trustee specifying the information required by Section 3.08(b).

(b)            Within ten Business Days after the occurrence of a Fundamental Change the Company (or the Trustee, as applicable) shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder.  Simultaneously with providing such notice, the Company will issue a press release and publish the information on its website.  The Fundamental Change Notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i)            briefly, the information about, and the terms and conditions of, the Fundamental Change, including the amount of additional shares that are deliverable, if any;

(ii)            the date by which the Fundamental Change Purchase Notice pursuant to Section 3.08(c) must be given;

(iii)            the Fundamental Change Purchase Date;

(iv)            the Fundamental Change Purchase Price;

(v)            the name and address of the Paying Agent and the Conversion Agent;

(vi)       the Applicable Conversion Rate estimated as of a recent date, and to the extent known at the time of such Company Notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Securities on Purchase Date;

(vii)            that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to ARTICLE 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(viii)           that the Securities must be surrendered to the Paying Agent to collect payment;

(ix)            that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid on the Business Day following the later of the Fundamental Change Purchase Date and the Holder’s satisfaction of all applicable conditions;

(x)            briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

(xi)            briefly, the conversion rights, if any, of the Securities;

(xii)           the procedures for withdrawing a Fundamental Change Purchase Notice;

(xiii)          that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

(xiv)          the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Fundamental Change Notice must be given to Holders in accordance with this Section 3.08; provided further that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Company.

(c)            A Holder may exercise its rights specified in subsection (b) of this Section 3.08 upon delivery of a written notice which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”)  to any Paying Agent during the period betweenthe Fundamental Change Purchase Notice and 5:00 p.m. (New York City time) on the second scheduled Trading Day prior to the Fundamental Change Purchase Date, specifying:

(i)            If the Securities are Certificated Securities, the certificate number of the Security which the Holder will deliver to be purchased; if the Securities are not Certificated Securities, all information required to comply with all DTC procedures;

(ii)            the principal amount of the Security, or portion thereof, which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii)            that such Security shall be purchased pursuant to the terms and conditions specified in the applicable provisions of such Security and this Indenture.

The delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements and compliance by the Holder with all DTC procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Purchase Date or the satisfaction of the foregoing conditions to such purchase to be fulfilled by the Holder hereunder.  If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Securities which Holders have elected to require the Company to purchase on such Business Day in accordance with the terms of this Indenture, then, from and including the Fundamental Change Purchase Date, those Securities will cease to be outstanding and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on the Securities will cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Purchase Price upon satisfaction of the foregoing conditions.

(d)            Procedure upon Purchase.  The Company shall deposit cash, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Purchase Price of all Securities to be purchased pursuant to this Section 3.08.

Section 3.09    Effect of Purchase Notice or Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 3.07(a) or Section 3.08(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given, shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as thecase may be, is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Security.  Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions Section 3.07(a) or Section 3.08(c), as applicable, have been satisfied) and (ii) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07(a) or Section 3.08(c), as applicable.  Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE 10 hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice unless such Purchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Purchase Notice or Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to 5:00 p.m. (New York City time) on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

(a)            if Certificated Securities have been issued, the certificate number of the withdrawn Security, if the Securities are not Certificated Securities, such notice shall comply with the appropriate DTC procedures;

(b)            the principal amount of the withdrawn Security; and

(c)            the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

Section 3.10    Deposit of Purchase Price or Fundamental Change Purchase Price.  Prior to 10:00 a.m. (New York City time) on the Business Day following the later of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and the Holder’s satisfaction of all applicable conditions specified in Section 3.07 or Section 3.08, as applicable, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased in respect of such Purchase Date or Fundamental Change Purchase Date, as the case may be.

Section 3.11    Securities Purchased in Part.  Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased, or in the case of a GlobalSecurity, the Company shall instruct the Registrar to decrease such Global Security by the principal amount of the purchased portion of the Security surrendered.

Section 3.12    Covenant to Comply with Securities Laws Upon Purchase of Securities.  When complying with the provisions of  Section 3.08 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and comply with any other tender offer rules under the Exchange Act to the extent applicable to the Company, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with any applicable Federal and state securities laws to the extent applicable to the Company so as to permit the rights and obligations under Section 3.08 to be exercised in the time and in the manner specified in Section 3.08.

Section 3.13    Repayment to the Company.  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall return to the Company any cash held by the Trustee or the Paying Agent, as applicable, for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, that remains unclaimed by the Holders for a period of two years; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company.

Section 3.14    No Fundamental Change Purchase Following Acceleration.   No Securities will be purchased by the Company under Section 3.08 if the principal amount of the Securities has been accelerated under this Indenture, and such acceleration has not be rescinded, on or prior to the Fundamental Change Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01    Payments.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture.  Any amounts of cash or Class A Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m. (New York City time) by the Company on the required date.  The Company shall make payments in respect of Certificated Securities by check mailed to a Holder’s registered address (unless otherwise agreed with the Holder thereof) and shall make payments in respect of Global Securities by wire transfer.  Subject to the applicable provisions of Section 3.01, Section 3.07 and Section 3.08, the Company shall make any required interest payments (including payments of Liquidated Damages, Additional Interest and Additional Amounts, if any) to the Person in whose name each Security is registered at the close of business on the Record Date for such interest payment (including payments of Liquidated Damages, Additional Interest and Additional Amounts, if any).  Principal amount, accrued interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), Redemption Price, Purchase Price and Fundamental Change Purchase Price, shall be considered paid on the applicable date due if on such date (in the case of a Purchase Price or Fundamental Change Purchase Price, on the Business Day following the later of the applicable PurchaseDate or Fundamental Change Purchase Date, as the case may be, and the Holders’satisfaction of all applicable conditions under Section 3.07 or Section 3.08, as applicable) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

Section 4.02    Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder).  If the Company shall be in default, the Company shall specify all such defaults and the nature and status thereof of which such signers may have knowledge.

Section 4.03    Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.04    Additional Amounts.

(a)            All payments (including the delivery of cash, shares of Class A Common Stock or a combination thereof upon conversion of the Securities) by the Company in respect of the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of Liberia, or any authority therein or thereof or any other jurisdiction in which the Company is organized, doing business or otherwise subject to the power to tax (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Securities after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Securities in the absence of such withholding or deduction (“Additional Amounts”).  Notwithstanding the foregoing, no such Additional Amounts shall be payable:

(i)            to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Security by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Security or enforcement of rights under this Indenture and the receipt of payments with respect to the Security;

(ii)        in respect of Securities surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Security would have been subject to withholdings and the Holder of such Security would have been entitled to such Additional Amounts, on surrender of such Security for payment on the last day of such period of 30 days;

(iii)           to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder's failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’notice that Holders will be required to provide such certification, identification, documentation or other requirement;

(iv)            in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge (other than tax assessment or governmental charge imposed upon delivery of cash, shares of Class A Common Stock or a combination thereof upon conversion of the Securities);

(v)            in respect of any tax, assessment or other governmental charge imposed on payment on the Securities (other than on delivery of cash, shares of Class A Common Stock or a combination thereof upon conversion of the Securities) which is payable other than by deduction or withholding from payments of principal of or interest on the note;

(vi)            in respect of any tax imposed on overall net income or any bank profits tax; or

(vii)            in respect of any combination of the above.

(b)            No Additional Amounts shall be paid with respect to any payment on a Security to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c)            The Securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, the Company shall not be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

(d)       In the event that Additional Amounts actually paid with respect to the Securities are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof, such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company to the extent permitted by applicable law.

(e)            Any reference in this Indenture or the Securities to principal, interest or any other amount payable in respect of the Securities by the Company will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.

(f)            The foregoing obligation will survive termination or discharge of this Indenture.

“Relevant Date” means, with respect to any payment on a Security, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which notice is given to the holders that the full amount has been received by the Trustee.

Section 4.05    Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The office of Deutsche Bank Trust Company Americas, Trust & Securities Services – Global Debt Services, 60 Wall Street, NYC MS 60-2710, New York, NY 10005-2858, Attention:  Corporates Team Deal Manager, Telecopier No.: (732) 578-4635, shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with any such address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America, for such purposes.

Section 4.06    Corporate Existence.  Except as permitted by Article Four hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary and all rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided that the Company shall not be required to preserve the corporate existence of any Subsidiary, or any such right or franchise, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.07     SEC and Other Reports.  The Company shall file with the Trustee, within 30 days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’Certificates).

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01    When Company May Merge or Transfer Assets.  The Company shall not consolidate with, or merge into any Person in a transaction in which the Company is not the surviving Person, nor shall the Company convey, transfer, or lease the Company’s properties and assets substantially as an entirety to any successor person unless:

(a)            The successor person, if any, is a corporation organized and existing under a Permitted Flag Jurisdiction and such corporation has assumed by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture.  Such corporation shall assume all of the Company’s obligations;

(b)            If, as a result of such transaction, the Securities become exchangeable into common stock or other equity securities issued by a third party, such third party assumes, or fully and unconditionally guarantees, all obligations under the Securities and this Indenture;

(c)            immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the successor Person, if other than the Company, as a result of such transaction as having been incurred by the successor Person at the time of such transaction), no Event of Default, and no Default shall have occurred and be continuing; and

(d)            the Company shall have delivered to the Trustee an Officers’Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company; and thereafter, except in the case of a lease of all or substantially all of the Company’s assets, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.  Subject to Section 9.06, the Company, the Trustee and the successor Personshall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.  Each of the following events shall constitute an “Event of Default”:

(i)            the Company fails to pay the principal of any Security when due (including Liquidated Damages, Additional Interest and Additional Amounts), if any;

(ii)            the Company fails to pay the Cash, shares of Class A Common Stock or a combination thereof owing upon conversion of any Security (including any Additional Shares) within the time periods set forth in Section 10.02;

(iii)            the Company fails to pay the Purchase Price or Redemption Price of any Security when the same becomes due and payable pursuant to Article 3 hereof;

(iv)            the Company fails to provide on a timely notice of a Fundamental Change as required by Section 3.08(b);

(v)            the Company fails to perform any other covenant required of the Company in this Indenture if such failure continues for 60 days after notice of a default from the Trustee or after receipt by the Company and the Trustee of a notice of default from the Holders of at least 25% in principal amount of the outstanding Securities;

(vi)            the Company or any of its Significant Subsidiaries fail to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $15,000,000 and such judgments are not paid, discharged or stayed within 30 days;

(vii)            the Company defaults in any payment of interest amounts, (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on any Security, when due if such failure continues for a period of 30 days past the applicable due date;

(viii)           the Company defaults in the payment of any indebtedness for money borrowed by the Company or one of its Significant Subsidiaries in an outstanding principal amount in excess of $15,000,000 when the same becomes due and payable at the final maturity of such indebtedness as such final maturity of such indebtedness may be extended by waiver or amendment or is acceleratedand such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after receipt by the Company of a notice of default from the Trustee or the receipt by the Trustee and the Company of a notice of default from the Holders of at least 25% or the outstanding Securities;

(ix)            the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)            makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; and

(x)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(B)            appoints a Custodian of the Company or any of its Subsidiaries or for any substantial part of its property;

(C)            orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(D)            grants any similar relief under any foreign laws and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or non-U.S. law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, as promptly as reasonably practicable and in any event within 30 days after the occurrence thereof, written notice in the form of an Officers’Certificate of any Event of Default and any Default, its status and what action the Company is taking or proposes to take with respect thereto.

 Section 6.02    Acceleration.  Except as provided in Section 11.02, if an Event of Default (other than an Event of Default specified in Section 6.01(ix) or Section 6.01(x) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal amount of Securities outstanding plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on all the outstanding Securities to be immediately due and payable.  Upon such a declaration, such accelerated amount shall be due and payable immediately.  If an Event of Default specified in Section 6.01(ix) or Section 6.01(x) with respect to the Company occurs and is continuing, the principal amount of Securities outstanding plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on all the Securities shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), that have become due solely as a result of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03    Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of the Securities in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04    Waiver of Past Defaults.  Subject to Section 6.02 and Section 9.02 hereof, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding by notice to the Trustee and without notice to any other Holder may waive any past Default and its consequences except (a) an Event of Default described in Section 6.01(i) and Section 6.01(vii), (b) a Default in respect of a covenant that under Section 9.02 cannot be amended without the consent of each Holder, or a failure to pay Cash, shares of Class A Common Stock or a combination thereof owing upon conversion of any Security (including any Additional Shares) within the time periods set forth in Section 10.02.  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05    Control by Majority.  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee in its reasonable discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06    Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities or for the appointment of a receiver or a Trustee, except in the case of a suit instituted by a Holder for the enforcement of the payment of principal or interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any):

(a)            such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request, and such Holder or Holders shall have offered reasonable indemnity to the Trustee to pursue such remedy;

(c)            the Trustee has failed to institute such proceeding within 60 days after such written notice, request and offer; and

(d)            the Trustee has not received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request within 60 days after such written notice, request and offer.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

Section 6.07    Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), in respect of the Securities held by such Holder, on or after the respective due dates expressed in such Holder’s Securities or any Redemption Date, Purchase Date or Fundamental Change Purchase Date, and to convert the Securities in accordance with ARTICLE 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(i) or Section 6.01(vii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest, including Liquidated Damages, Additional Interest and Additional Amounts, to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09    Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the
Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10    Priorities.  If the Trustee collects any money or property pursuant to this ARTICLE 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

Section 6.11    Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

Section 6.12    Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Event of Default:

                          (i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

(i)            this paragraph does not limit the effect of Section 7.01(b);

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), Section 7.01(b) and Section 7.01(c).

(e)            The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company.

(f)            Cash or Class A Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this ARTICLE 7 shall apply to the Trustee in its role as Registrar and Paying Agent.

(i)            The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice thereof from the Company or any Holder referencing this Indenture and the Securities and stating that such notice is a notice of default or (ii) a Trust Officer shall have actual knowledge thereof.

Section 7.02    Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’Certificate or Opinion of Counsel.

(c)            The Trustee may act through agents, attorneys or custodians and shall not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers unless the Trustee’s conduct constitutes bad faith, willful misconduct or negligence.

(e)            The Trustee may consult with counsel of its own selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(i)            The Trustee may request that the Company deliver an Officers’Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          Section 7.03    Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.  However, the Trustee must comply with Section 7.10 and Section 7.11.

Section 7.04    Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05    Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default described in Section 6.01(i) or Section 6.01(ii) the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.  The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.  The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer of the Trustee has received written notice of such Default.

Section 7.06    Reports by Trustee to Holders.  As promptly as practicable after each December 31 beginning with December 31, 2007, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of December 31 each year that complies with TIA Section 313(a), if and to the extent required by such subsection.  The Trustee shall also comply with TIA Section 313(b).

The Company agrees to notify promptly, the Trustee, if and when the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07    Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation agreed upon in the fee proposal letter for its services dated August 29, 2007 as may be amended in writing, from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice shall not relieve the Company of its obligations hereunder except to the extent such failure shall have materially prejudiced the Company.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability, claim, damage or expense incurred by the Trustee through the Trustee’s own bad faith, willful misconduct or negligence.  The Company need not pay for any settlement made by the Trustee without the Company’s consent.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on particular Securities.

The obligations of the Company pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(ix) or Section 6.01(x) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08    Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company at least 60 days prior to the proposed resignation.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee.  The Company shall remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged bankrupt or insolvent;

(c)            a receiver or other public officer takes charge of the Trustee or its property; or

(d)            the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall, upon payment of all of its costs and the costs of its agents and counsel, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% or more in aggregate principal amount of the Securities then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trust created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10    Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11    Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12    Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01    Discharge of Liability on Securities.  When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (b) after all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee cash sufficient to pay and discharge all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 2.07, cease to be of further effect; provided, however, notwithstanding the foregoing, the Company shall not discharge its obligations with respect to the conversion and payment of cash or delivery of shares of the Company’s Class A Common Stock, if any, in connection therewith until such time as all payment and delivery of shares of the Company’s Class A Common Stock has been made. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Securities on demand of the Company accompanied by an Officers’Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 8.02    Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE 9

AMENDMENTS

Section 9.01    Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of any Holder to:

(a)            evidence the assumption of the Company’s obligations by a successor Person under ARTICLE 5;

(b)            surrender any of the Company’s rights or powers under this Indenture;

(c)            add covenants or Events of Default for the benefit of the Holders of Securities;

(d)            add guarantees with respect to the Securities, including to add guarantors, or to secure the Securities;

(e)            cure any omission or correct any inconsistency in this Indenture, so long as such action will not materially adversely affect the interests of the Holders;

(f)            cure any ambiguity, defect or inconsistency;

(g)       modify or amend this Indenture to permit the qualification of this Indenture or any supplemental indenture under the Trust Indenture Act of 1939 as then in effect;

(h)            establish the forms or terms of the Securities pursuant to Article 2 and to change the procedures for transferring and exchanging Securities so long as such change does not adversely affect the Holders of any outstanding Securities;

(i)            evidence the acceptance of appointment by a successor Trustee;

(j)            to provide for the issuance of Additional Securities as permitted by Section 2.02, which will have terms substantially identical to the other outstanding Securities except as specified by Section 2.02, and which will be treated, together with any other outstanding Securities as a single issue of securities; or

(k)            make any other change to this Indenture or forms or terms of the Securities so long as such change will not adversely affect the interests of the Holders of the Securities.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02    With Consent of Holders.  With the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities.  However, no amendment, supplement or waiver may be made without the consent of each Holder of outstanding Securities affected thereby if such amendment, supplement or waiver would:

(a)            change the stated maturity of the principal of, or the date any installment of interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) is due on the Securities;

(b)            reduce the principal amount of or interest amounts (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on the Securities;

(c)            reduce the amount of principal payable upon acceleration of the maturity of the Securities;

(d)            change the currency of payment of principal, or interest amounts (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on the Securities;

(e)            impair the right to institute suit for the enforcement of any payment on, or with respect to the Securities;

(f)            modify provisions with respect to the purchase rights of Holders pursuant to Section 3.07 or Section 3.08 in a manner adverse to the Holders of the Securities.

(g)       adversely affect the right of Holders to convert the Securities;

(h)            reduce the percentage of the aggregate principal amount of outstanding Securities required for modification or amendment of this Indenture;

(i)            reduce the percentage of the aggregate principal amount of outstanding Securities where Holders must consent to a modification or amendment;

(j)            change the Company’s obligations to pay Additional Interest; and

(k)            modify any provision with respect to modification and waiver, except to increase any such percentage required for modification or waiver or to provide for consent of each affected Holder of Securities.

It shall not be necessary for the consent of the Holders of the Securities affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Section 9.03    Compliance with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 9.04    Revocation and Effect of Consents, Waivers and Actions.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05    Notation on or Exchange of Securities.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 9.06    Trustee to Sign Supplemental Indentures.  The Trustee shall sign any supplemental indenture authorized pursuant to this ARTICLE 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers’Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07    Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10

CONVERSIONS

Section 10.01    Conversion Rights.  (a)  Subject to the further provisions of Article 10, a Holder of Securities may surrender such Securities for conversion, (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof), at any time prior to the close of business on April 15, 2014 only in the circumstances and to the extent specified in clauses (i) through (vii) below:

(i)            during any calendar quarter after the calendar quarter ending December 31, 2007, if the Closing Sale Price per share of the Class A Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter preceding the quarter in which the conversion occurs is more than 125% of the Base Conversion Price of the Securities in effect on such last Trading Day;

(ii)            if the Trading Price for the Securities on each Trading Day during any five consecutive Trading Day period was, as determined following a request in accordance with the procedures described in Section 10.01(c), less than 98% of the Closing Sale Price of Class A Common Stock on such date multiplied by the then Applicable Conversion Rate, a Holder may surrender Securities for conversion at any time during the following 10 Trading Days (i) any day on which there is a Market Disruption Event or (ii) any day on which a principal U.S. national securities exchange on which the Class A Common Stock is then listed is not open for trading;

(iii)            after the Company or the Trustee has issued a notice of redemption of the Securities pursuant to Section 3.03 hereof, even if such Securities are not otherwise convertible at such time;

(iv)      at any time after the Company gives notice to Holders of Securities of any election by it to distribute to all, or substantially all, Holders of Class A Common Stock (with a copy to the Trustee and the Conversion Agent):

(A)            specified rights or warrants entitling such Holders of the Class A Common Stock to subscribe for or purchase the Company’s Class A Common Stock at less than the Current Market Price on the record date for such issuance, or

(B)            cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in Sections 10.06(a)(i) and Section 10.06(b) which distribution, together with all such other distributions within the preceding twelve months, has a per share value exceeding 10% of the Current Market Price of the Company’s Class A Common Stock as of the Trading Day immediately preceding the declaration date for such distribution;

in each case, until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the Company’s announcement that such distribution will not take place, and

(v)            if a Fundamental Change Occurs, the Securities may be surrendered for conversion at any time on or after the date which is 40 days prior to the anticipated effective time of any Fundamental Change as announced by the Company, until the close of business on the second scheduled trading day immediately preceding the Fundamental Change Purchase Date;

(vi)            if the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Class A Common Stock would be converted into Cash, securities and/or other property. In such an event the Securities may be surrendered for conversion at any time from or after the date which is 30 days prior to the anticipated effective date of such transaction and ending on the 15th day following the effective date of such transaction; provided such transaction does not otherwise constitute a Fundamental Change (to which the provisions of Section 10.01(a)(v) shall instead apply) (any such transaction to which this Section 10.01(a)(vi) applies, a “Transforming Transaction”); the Company shall notify Holders of Securities and the Trustee at least 30 days prior to the anticipated effective date of such Transforming Transaction; the Board of Directors shall determine the anticipated effective date of such Transforming Transaction, and such determination shall be conclusive and binding on the Holders.  If the Transforming Transaction also constitutes a Fundamental Change, in lieu of the conversion right described in this Section 10.01(a)(vi), Holders shall have the conversion rights described in Section 10.01(a)(v) and will have the right to require the Company to purchase the Securities pursuant to Section 3.08(a); and

(vii)     at any time after April 15, 2014 and on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Stated Maturity Date, the Securities may be surrendered for conversion regardless of whether any of the foregoing conditions has been satisfied.

(b)            The Company will determine whether the Securities are convertible as a result of the Closing Sale Price of the Class A Common Stock pursuant to Section 10.01(a)(i) on a daily basis during the 30 consecutive Trading Days described in Section 10.01(a)(i) and will notify the Trustee if the Securities are so convertible.

(c)            In connection with a conversion pursuant to Section 10.01(a)(ii) the Company, or upon written request, the Conversion Agent, on behalf of the Company, will determine whether the Securities are convertible and, if so, will notify the Trustee and the Company in writing; provided, however, that the Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 98% of the product of the Applicable Conversion Rate multiplied by the Closing Sale Price of the Class A Common Stock on that date.  At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on such Trading Day and on each successive Trading Day for four consecutive Trading Days. The Conversion Agents’sole duty in respect of such determination shall consist of requesting and receiving, and, if applicable, averaging the quotations provided by the independent nationally recognized securities dealers referred to in the definition of “Trading Price.”  The Conversion Agent shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Conversion Agent’s duties and obligations pursuant to this Section 10.01(b) and the Company agrees, if requested by the Conversion Agent, to cooperate with, and provide assistance to, the Conversion Agent in carrying out its duties under this Section 10.01(b).

(d)            If the Company makes a distribution described in Section 10.01(a)(iv), the Company shall notify Holders at least 40 Business Days prior to the Ex-Dividend Date for such distribution.

(e)            To the extent practicable, the Company will notify Holders of the Securities and the Trustee of the anticipated effective date for a Fundamental Change not more than 60 days nor less than 30 days prior to the anticipated effective date.

(f)            The Company appoints the Trustee as the initial Conversion Agent. The Trustee may resign from its appointment as Conversion Agent at any time and the Company shall then appoint a new Conversion Agent.

(g)            Securities with respect to which a Purchase Notice or a Fundamental Change Purchase Notice has been given by the Holder may be converted pursuant to this Section 10.01 only if the Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the provisions of Section 3.09.

(h)       Whenever any event described in clauses (i) through (vii) of Section 10.01(a) shall occur such that the Securities become convertible as provided in this Section 10.01, the Company shall promptly inform the Trustee, issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose the information, or provide notice to the Holders of the Securities in a manner contemplated by this Indenture, including through the facilities of DTC, which press release, website posting, notice or other public disclosure, as the case may be, shall include:

(i)            a description of such event;

(ii)            a description of the periods during which the Securities shall be convertible as provided in clauses (i) through (vii) of Section 10.01(a);

(iii)            a statement of whether an adjustment to the Applicable Conversion Rate shall take effect;

(iv)            the procedures Holders of the Securities must follow to convert their Securities in accordance with Section 10.03 below, including the name and address of the Conversion Agent.

Section 10.02    Conversion Consideration.

(a)            Subject to the qualifications and the satisfaction of the conditions and during the periods described in Section 10.03(a), and except as otherwise provided in Section 10.03(e), Holders shall be entitled to convert their Securities in denominations of $1,000 principal amount or integral multiples thereof.

(b)            If the Company receives any Conversion Notice on or prior to the date that is 25 scheduled Trading Days immediately preceding April 15, 2014 (the “Final Notice Date”), the following procedures shall apply:

(i)            If the Company elects to satisfy all or any portion of its conversion obligation in cash, the Company shall notify Holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date (the “Cash Settlement Notice Period”).  If the Company timely elects to pay cash for any portion of its conversion obligation, Holders may retract their Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”).  No such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares).  Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable.  If the Company elects to satisfy all or any portion of its conversion obligation in cash, and the Conversion Notice has not been retracted, then settlement (in cash or in cash and shares) will occur on the third Business Day following the Conversion Settlement Averaging Period.

(ii)     If the Company does not elect to satisfy any part of its conversion obligation in cash (other than cash in lieu of any fractional shares), delivery of the shares of Class A Common Stock into which the Securities are converted (and cash in lieu of any fractional shares calculated based on the Volume Weighted Average Price on the Conversion Date) will occur as soon as practicable on or after the Conversion Date.

(iii)        Notwithstanding the foregoing clauses (i) and (ii), if a Holder surrenders a Security for conversion in connection with a Qualifying Fundamental Change transaction as set forth in Section 10.16, the Company shall deliver any Additional Shares after the Qualifying Fundamental Change Effective Date even if the settlement date in respect of the other conversion consideration occurs earlier and conversion consideration may be delivered in two payments rather than one as a result.

(iv)        Settlement amounts will be computed as follows:

(A)            If the Company elects to satisfy its entire conversion obligation in shares of Class A Common Stock, the Company shall deliver to Holders a number of shares of Class A Common Stock equal to the product of (1) the aggregate principal amount of Securities to be converted divided by $1,000 and (2) the Applicable Conversion Rate on the Conversion Date.

(B)            If the Company elects to satisfy its entire conversion obligation in cash, for each $1,000 principal amount of Securities to be converted, the Company shall deliver cash in an amount equal to the Daily Conversion Value during the Conversion Settlement Averaging Period.

(C)            If the Company elects to satisfy a fixed portion (other than 100%) of its conversion obligation in cash, the Company shall deliver to Holders, for each $1,000 principal amount of Securities surrendered for conversion: (1) cash in any amount the Company shall specify (the “Specified Cash Amount”), (provided that if the Specified Cash Amount exceeds the sum of the daily conversion values for each day in the Conversion Settlement Averaging Period, then the Company shall satisfy its conversion obligation entirely in cash as set forth in clause (B) above); and (2) a number of shares of Class A Common Stock equal to the greater of (i) zero and (ii) the sum of the excess, if any, for each of the 20 Trading Days in the Conversion Settlement Averaging Period of (a) the Daily Share Amount, over (b) the number of shares of Class A Common Stock equal to the quotient of (x) one-twentieth (1/20th) of the Specified Cash Amount divided by (y) Volume Weighted Average Price of Class A Common Stock on such Trading Day.

(v)            Unless otherwise explicitly set forth in the Conversion Notice, upon conversion of Securities, each $1,000 principal amount of Securities validly surrendered for conversion, shall be converted into cash and shares of Class A Common Stock, if any, based on the Daily Conversion Value calculatedfor each of the 20 consecutive Trading Days in the Conversion Settlement Averaging Period (such settlement method being referred to as “Net Share Settlement”).  For each $1,000 aggregate principal amount of Securities surrendered, the Company shall deliver to each Holder, on the third Business Day following the last day of the Conversion Settlement Averaging Period, an aggregate of the following for each Trading Day during the Conversion Settlement Averaging Period:

(A)            If the Daily Conversion Value for each such Trading Day for each $1,000 principal amount of Securities exceeds $50.00:

(1)            A cash payment of $50.00 and

(2)            The remaining Daily Conversion Value, (referred to as the “Daily Excess Amount” in shares of Class A Common Stock; or

(B)            If the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to $50.00, a cash payment equal to the Daily Conversion Value.

The “Settlement Amount” is the amount the Company shall deliver to the Holder, through the Conversion Agent, pursuant to clause (i), (ii) or (iii) above, as applicable.

The “Conversion Settlement Averaging Period” with respect to any Securities to be converted means the 20 consecutive Trading Day period beginning (x) on the Redemption Date, if prior to the relevant Conversion Date the Company has called the Securities that are being converted for redemption, (y) on the 27th Trading Day immediately preceding the Stated Maturity, if the relevant Conversion Date is on or after the 27th day immediately preceding the Stated Maturity, and (z) in all other instances, on the Trading Day immediately following the final day of the Conversion Retraction Period.

The “Daily Conversion Value” means, for each day during the Conversion Settlement Averaging Period, for each $1,000 aggregate principal amount of Securities, one-twentieth (1/20th) of the product of (x) the Applicable Conversion Rate and (y) the Volume Weighted Average Price on such Trading Day of the Company’s Class A Common Stock.

The “Daily Share Amount” means, for each Trading Day during the Conversion Settlement Averaging Period, for each $1,000 aggregate principal amount of Securities, is equal to one-twentieth (1/20th) of the Applicable Conversion Rate on such Trading Day.

Section 10.03    Conversion Procedures.  (a)  The right of conversion attaching to any Security may be exercised (i) if such Security is represented by a global security, by book-entry transfer to the Conversion Agent through the facilities of DTC or  if such Security is represented by a certificated security, by delivery of such note at the specified office of the Conversion Agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the Conversion Agent, a form of such notice which is on the back of the Security or may be obtained from the Conversion Agent (the “Conversion Notice”), and deliver such Conversion Notice to the Conversion Agent, which notice shall be irrevocable, (ii) surrender the Securityto the Conversion Agent, (iii) if required by the Conversion Agent, furnish appropriate endorsement and transfer documents, (iv) pay all transfer or similar taxes required to be paid by such Holder pursuant to Section 10.04 and (v) if required pursuant to Section 11.01(b), pay funds equal to interest payable on the next Interest Payment Date.  If a Person’s interest is a beneficial interest in a Global Security, to convert, such Person shall comply with requirements (iii), (iv) and (v) above and comply with the Depositary’s procedures for converting a beneficial interest into a Global Security.  The date a Holder complies with all of the applicable requirements is the “Conversion Date,” provided that such Holder complies with such requirements after 11:00 a.m. (New York City time) on such date then the Conversion Date shall be the next succeeding Business Day if the requirements are satisfied after 11 a.m. (New York City Time).

(b)            Securities will be deemed to have been converted immediately prior to the close of business on the Conversion Date and the converting Holder will be treated as a shareholder of record of the Company as of such time.

(c)            If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.

(d)            Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security. Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security or Securities in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

(e)            With respect to Conversion Notices that the Company receives after the Final Notice Date or after the Company has issued a Notice of Redemption and prior to the Redemption Date, the Company shall not send individual notices of its election to satisfy all or any portion of its conversion obligation in cash. If the Company chooses to satisfy all or any portion of its conversion obligation with respect to conversions (i) after the Final Notice Date in cash, on or before the Final Notice Date or (ii) after the Company issues a Notice of Redemption and prior to the Redemption Date, the Company shall send a single notice to Holders (which may be included in the Notice of Redemption, if applicable) indicating the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount). In the event that the Company receives a Conversion Notice from Holders after the Final Notice Date or after a Notice of Redemption and prior to the Redemption Date, settlement amounts shall be computed and settlement dates shall be determined in the same manner as set forth above. If a Conversion Notice is received from Holders after the Final Notice Date or after a Notice of Redemption and prior to the Redemption Date, such Holders shall not be allowed to retract the Conversion Notice.

(f)            To the extent the Company elects to settle a portion of its conversion obligation in shares of Class A Common Stock, no fractional shares shall be issued upon conversion; in lieu thereof, a holder that would otherwise be entitled to fractional shares of Class A Common Stock will receive a number of shares of Class A Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Settlement Averaging Period (rounding down to the nearest whole number) and cash equal to the remainder multiplied by the Volume Weighted Average Price of Class A Common Stock on the last Trading Day of the Conversion Settlement Averaging Period.

(g)       The cash and any shares of Class A Common Stock (including cash in lieu of fractional shares) deliverable upon conversion of the Securities will be delivered through the Conversion Agent.  Unless the Company has elected to settle its conversion obligation entirely in shares of Class A Common Stock, this delivery shall generally be made three Business Days after the last day of the Conversion Settlement Averaging Period.  If a holder surrenders a Security for conversion in connection with a Qualifying Fundamental Change, however, the Company shall not deliver any related additional conversion consideration until after the Effective Date of the Qualifying Fundamental change it relates to even if the Settlement Date in respect of other conversion consideration occurs earlier and conversion consideration will be delivered in two payments rather than one as a result.

Section 10.04    Taxes on Conversions.  If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Class A Common Stock upon the conversion.  However, the Holder shall pay any such tax or duties which is due because the Holder requests the shares to be issued or delivered in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Class A Common Stock is to be delivered in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

Section 10.05    Company to Provide Stock.  The Company shall, prior to issuance of any Securities under this ARTICLE 10, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Class A Common Stock a sufficient number of shares of Class A Common Stock to permit the conversion of the Securities.

Any shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive or similar rights and shall be free of any lien or adverse claim.  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Class A Common Stock, if any, upon conversion of Securities, if any, and will list or cause to have quoted such shares of Class A Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Class A Common Stock are then listed or quoted.

Section 10.06    Base Conversion Price Adjustments.

The Base Conversion Price shall be adjusted from time to time by the Company as follows:

(a)            In case the Company shall (i) pay a dividend on its Class A Common Stock in shares of Class A Common Stock, (ii) make a distribution on its Class A Common Stock in shares of Class A Common Stock, (iii) subdivide its outstanding Class A Common Stock into a greater number of shares, or (iv) combine its outstanding Class A Common Stock into a smaller number of shares, the Base Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Class A Common Stock which it would have owned had such Security been converted immediately prior to the record date of such event or the happening of such event (assuming such Security were convertible solely into shares of Class A Common Stock, based on the relevant BaseConversion Price, rather than Cash or Cash and Class A Common Stock as set forth in Section 10.06(a). An adjustment made pursuant to this subsection (a) shall become effective on the “ex” date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.  If any dividend or distribution of the type described in this Section 10.06(a) is declared but not actually paid or made, the Base Conversion Price shall again be adjusted to the Base Conversion Price that would have been in effect if such dividend or distribution had not been declared.

(b)            In case the Company shall issue rights or warrants to all or substantially all holders of its Class A Common Stock entitling them for a period of not more than 45 days to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share (or having a Base Conversion Price per share) less than the Current Market Price per share of Class A Common Stock on the Trading Day immediately preceding the “ex” date for such issuance, the Base Conversion Price shall be adjusted so that the Base Conversion Price on the “ex” date shall equal the price determined by multiplying the Base Conversion Price in effect immediately prior to such “ex” date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding immediately prior to such “ex” date plus the number of shares which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate Base Conversion Price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Class A Common Stock issuable upon conversion of such convertible securities by the Base Conversion Price per share of Class A Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Class A Common Stock on the Trading Day immediately preceding such “ex” date, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective on such “ex” date.  If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised or distributed, the adjusted Base Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Class A Common Stock actually issued (or the number of shares of Class A Common Stock issuable upon conversion of convertible securities actually issued).

(c)             In case the Company shall distribute to all or substantially all holders of its Class A Common Stock any shares of Capital Stock of the Company (other than Class A Common Stock), evidences of Indebtedness or other non-cash assets (including securities of any Person other than the Company but excluding (1) dividends or distributions paid exclusively in Cash referred to in subsection (d) or (f) of this Section 10.06 or (2) dividends or distributions referred to in subsection (a) of this Section 10.06), or shall distribute to all or substantially all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 10.06 and also excluding the distribution of rights to all or substantially all holders of Class A Common Stock pursuant to the adoption of a stockholder rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Base Conversion Price shall be adjusted so that the Base Conversion Price on the “ex” date for such distribution shall equal the price determined by multiplying the current Base Conversion Price by a fractionof which the numerator shall be the Current Market Price per share of the Class A Common Stock on the Trading Day immediately preceding such “ex” date less the fair market value on such Trading Day (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’Certificate delivered to the Trustee and the Conversion Agent) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Trading Day immediately preceding such “ex” date), and of which the denominator shall be the Current Market Price per share of the Class A Common Stock on the Trading Day immediately preceding such “ex” date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price per share of the Class A Common Stock on the Trading Day immediately preceding such “ex” date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security immediately prior to the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Base Conversion Price shall again be adjusted to be the Base Conversion Price which would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Class A Common Stock.

In the event that the Company implements a preferred shares rights plan (“Rights Plan”), upon conversion of the Securities into Class A Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the Holders of Securities will receive, in addition to the Class A Common Stock, the rights described therein (whether or not the rights have separated from the Class A Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 10.06(c).

Rights or warrants distributed by the Company to all or substantially all holders of Class A Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06 (and no adjustment to the Base Conversion Price under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Price shall be made under this Section 10.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Price under this Section 10.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Base Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Base Conversion Price shall be readjusted as if such rights and warrants had not been issued.

(d)            In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Class A Common Stock Cash dividends and other Cash distributions (other than (x) distributions described in Section 10.06(f) below, (y) any dividend or distribution in connection with liquidation, dissolution or winding up or (z) any regular quarterly Cash dividend on Class A Common Stock to the extent that the aggregate amount of such Cash dividend per share of the Class A Common Stock does not exceed the Dividend Threshold Amount (subject to adjustment)), the Base Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Base Conversion Price in effect on the Trading Day immediately preceding the “ex” date with respect to such Cash dividend or distribution by a fraction of which the numerator shall be the Current Market Price per share of the Class A Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution less the Dividend Adjustment Amount, and the denominator shall be such Current Market Price per share of the Class A Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution. Such decrease shall become effective immediately prior to the opening of business on the “ex” date for such dividend or distribution; provided, however,that, in the event the portion of the Triggering Distribution applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Security immediately prior to the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Base Conversion Price shall again be adjusted to be the Base Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(e)       In case any tender offer made by the Company or any of its Subsidiaries for Class A Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of Cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’Certificate delivered to the Trustee and the Conversion Agent thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Class A Common Stock as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Base Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Base Conversion Price in effect immediately prior to 5:00 p.m. (New York City time) on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Class A Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) immediately before the Expiration Time multiplied by the Current Market Price per share of the Class A Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately after the Expiration Time and the Current Market Price per share of Class A Common Stock on the Trading Day next succeeding the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Base Conversion Price shall again be adjusted to be the Base Conversion Price which would have been in effect based upon the number of shares actually purchased.  If the application of this Section 10.06(e) to any tender offer would result in an increase in the Base Conversion Price, no adjustment shall be made for such tender offer under this Section 10.06(e).

(f)            For purposes of this Section 10.06(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(g)            In the case the Company shall distribute shares of Capital Stock or similar equity interests of any Subsidiary or business unit, (a “Spin-Off”), then in each such case the Base Conversion Price shall be adjusted so that the Base Conversion Price in effect immediately before the close of business on the Trading Day immediately preceding the “ex” date with respect to that distribution will be decreased by multiplying the Base Conversion Price by a fraction the numerator of which is the average of the closing sale prices of a share of Class A Common Stock on each of the 10 consecutive Trading Days beginning on the “ex” date withrespect to the spin-off and the denominator of which is the average of the closing sale prices of a share of Class A Common Stock on each of the 10 consecutive Trading Days beginning on the “ex” date with respect to the Spin-Off plus the average of the closing sale prices of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Class A Common Stock on each of those 10 consecutive Trading Days.

(h)            For purposes hereof, the term “Dividend Adjustment Amount” means the full amount of the dividend or distribution to the extent payable in Cash applicable to one share of the Class A Common Stock less the Dividend Threshold Amount.  The term “Dividend Threshold Amount” means $0.20 per share of Class A Common Stock per quarter in the case of regular Cash dividends, adjusted in a manner proportional to adjustments made to the Base Conversion Price other than pursuant to Section 10.06(d) or 10.06(e) and to account for any change in the frequency of payment of regular Cash dividends, and $0.00 in all other cases.

(i)            In any case in which this Section 10.06 shall require that an adjustment be made following an “ex” date or Expiration Date, as the case may be, established for purposes of this Section 10.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 10.12) issuing to the Holder of any Security converted after such “ex” date or Expiration Date the shares of Class A Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other Capital Stock of the Company issuable, or Cash payable, upon such conversion only on the basis of the Base Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which, or Cash the payment of which, is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares or Cash, as the case may be. If any distribution in respect of which an adjustment to the Base Conversion Price is required to be made as of the “ex” date or Expiration Date therefor, is not thereafter made or paid by the Company for any reason, the Base Conversion Price shall be readjusted to the Base Conversion Price which would then be in effect if such “ex” date had not been fixed or such Expiration Date had not occurred.

For the avoidance of doubt, any adjustments to the Applicable Conversion Rate pursuant to this Section shall be made through the date on which payment pursuant to Section 10.02 is made (without regard to the intervening occurrence of the Stated Maturity Date, should that occur).

Section 10.07    No Adjustment.  Notwithstanding the provisions of Section 10.06, no adjustment in the Base Conversion Price shall be required unless the adjustment would result in a change of at least 1% in the Base Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon required purchases of the Securities in connection with a Fundamental Change and five Business Days prior to the Final Maturity Date. Except as otherwise provided herein, the Base Conversion Price will not be adjusted for the issuance of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase Class A Common Stock or any such security.  No adjustment to the Base ConversionPrice will be required in respect of any transaction that Holders will participate in without conversion of the Securities.

Section 10.08    Adjustment for Tax Purposes.  The Company shall be entitled to make such reductions in the Base Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those required by Section 10.06, as the Board of Directors may determine to be advisable in order to avoid or diminish any tax to any holders of shares of Class A Common Stock or rights to purchase Class A Common Stock resulting from any stock dividends, subdivisions of shares, distributions of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes.

Section 10.09    Temporary Reduction of Base Conversion Price.  To the extent permitted by applicable law and rules of any stock exchange on which the Class A Common Stock is then listed, the Company from time to time may reduce the Base Conversion Price by any amount for any period of time if the period is at least 20 Business Days and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company.  Whenever the Base Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide notice of any reduction in the Base Conversion Price to the Holders in the manner provided in the Indenture, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date such reduced Base Conversion Price takes effect, and such notice shall state the reduced Base Conversion Price and the period during which it will be in effect.  The Company may also reduce the Base Conversion Price to avoid or diminish income tax to Holders in connection with a dividend or distribution of stock or similar event.

Section 10.10    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a)            If any of the following shall occur, namely: (i) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 10.06); (ii) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock; or (iii) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company’s, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, compute the Settlement Amount as set forth pursuant to Section 10.02 based on the kind and amount of shares of stock and other securities and property (including Cash or any combination thereof) that Holders are entitled to receive upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance (the “Reference Property”). Throughout this Article 10, if Class A Common Stock has been replaced by Reference Property as a result of any reclassification, change, combination, consolidation, merger, sale or conveyance, references to Class A Common Stock shall be changed to Reference Property.

(b)     In the event that Holders of Class A Common Stock have the opportunity to elect the form of consideration to be received in any transaction described in Section 10.10(a) the Company shall make adequate provision so that the Holders of the Securities, treated as a single class, have the timely opportunity to determine the composition of the Reference Property that will replace any Class A Common Stock that would otherwise be deliverable upon conversion of the Securities.  The Reference Property will be based on the blended, weighted average of elections made by Holders of the Securities and will be subject to any limitations applicable to all holders of Class A Common Stock (such as pro rata reductions made to any portion of the consideration payable).  The determination of the Reference Property will apply to all of the Securities and the Company shall notify the Trustee of the composition of the reference property promptly after it is determined.

All calculations under this ARTICLE 10 shall be made to the nearest 1/10,000th of a share, as the case may be.  The Company will not take any action that would result in an adjustment pursuant to this Article 10 without complying with the shareholder approval rules of The New York Stock Exchange or any stock exchange on which the Class A Common Stock is listed at the relevant time.

Section 10.11    When No Adjustment Required.  No adjustment shall be made:

(a)            upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(b)            for a change in the par value of the shares of Class A Common Stock; or

(c)            for accrued and unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any).

Section 10.12    Notice of Adjustment.  Whenever the Applicable Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment.  The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it.  The notice of adjustment shall be conclusive evidence that the adjustment is correct.  Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice of adjustment except to exhibit the same to any Holder desiring inspection thereof.

Section 10.13    Company Determination Final.  Any determination that the Company or the Board of Directors must make under this Article 10 is conclusive, absent manifest error.

Section 10.14    Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when the Securities are convertible or when an adjustment under this ARTICLE 10 should be made, how it should be made or what it should be.  The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for the Company’s failure to comply with this ARTICLE 10.  Each Conversion Agent shall have the same protection under this Section 10.14 as the Trustee.

Section 10.15    Limitation on Adjustments.  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this ARTICLE 10 if that adjustment would reduce the Base Conversion Price below the then par value of the shares of Class A Common Stock issuable upon conversion of the Securities.

Section 10.16    Adjustment to Applicable Conversion Rate Upon Certain Fundamental Change Transactions.

(a)            If a Qualifying Fundamental Change occurs prior to the Final Maturity Date, upon conversion of the Securities pursuant to Section 10.01, the Applicable Conversion Rate of the Securities being converted by such Holder at that time shall be increased by an additional number of shares of Class A Common Stock (the “Additional Shares”) determined by reference to the table below.  For the avoidance of doubt, the adjustment provided for in this Section 10.16 shall be made only with respect to the Securities converted in connection with such Qualifying Fundamental Change and shall not be effective as to any Securities not so converted.  Conversion of a given Security shall be considered to be “in connection with” a given Fundamental Change if that Security is surrendered for conversion during the conversion period provided for in respect of such Fundamental Change pursuant to Section 10.01(a)(v). The adjustment provided for in this Section 10.16 shall be made only if the Qualifying Fundamental Change actually occurs or becomes effective.

(b)            For purposes of determining the applicable number of Additional Shares:

(i)            “Effective Date” shall mean the date the Qualifying Fundamental Change occurs or becomes effective; and

(ii)            “Stock Price” shall mean:

(A)            in the case of a Qualifying Fundamental Change described in clause (ii) of the definition of Change in Control, the price paid per share of Class A Common Stock in the Change in Control, unless the holders of Class A Common Stock receive only Cash in such Qualifying Fundamental Change, in which event “Stock Price” shall mean the Cash amount paid per share;

(B)            in the case of a Qualifying Fundamental Change described in clause (i) or (ii) of the definition of Change in Control, the average of the last reported Closing Sale Prices of Class A Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of such Qualifying Fundamental Change.

(c)            The Stock Price figures set forth in the first row of the table (i.e., column headers) shall be adjusted as of any date on which the Base Conversion Price of the Securities is adjusted pursuant to Section 10.06 and shall be adjusted by the same adjustment factor applied to the Base Conversion Price pursuant to Section 10.06.  The number of Additional Shares indicated in the table shall be adjusted by the inverse application of the adjustment factor applied to the Base Conversion Price pursuant to Section 10.06.

            The following table sets forth the increase in the Applicable Conversion Amount, expressed as a number of Additional Shares to be added per $1,000 principal amount of Securities.

	Stock Price
Effective Date	$58.90	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00	$400.00	$500.00
October 10, 2007	6.0200	6.0200	5.9786	5.4599	5.1075	4.3852	3.0404	2.2251	1.6896	1.3180	0.8464	0.5695	0.2772	0.1387
October 15, 2008	6.0200	6.0200	5.9166	5.3560	4.9785	4.2423	2.8874	2.0781	1.5540	1.1943	0.7459	0.4887	0.2253	0.1054
October 15, 2009	6.0200	6.0200	5.8056	5.1977	4.7947	4.0456	2.6864	1.8900	1.3834	1.0419	0.6261	0.3954	0.1686	0.0711
October 15, 2010	6.0200	6.0200	5.6233	4.9641	4.5341	3.7738	2.4203	1.6481	1.1696	0.8551	0.4860	0.2910	0.1102	0.0389
October 15, 2011	6.0200	6.0200	5.3331	4.6143	4.1579	3.3901	2.0608	1.3337	0.9009	0.6288	0.3275	0.1800	0.0555	0.0133
October 15, 2012	6.0200	6.0200	4.8629	4.0707	3.5882	2.8243	1.5611	0.9212	0.5710	0.3682	0.1668	0.0804	0.0172	0.0016
October 15, 2013	5.9102	5.6844	4.1226	3.2012	2.6828	1.9416	0.8441	0.3931	0.1974	0.1074	0.0391	0.0164	0.0018	0.0009
October 15, 2014	6.0200	5.7106	3.3301	1.5448	0.1921	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding the foregoing, in no event will the number of Additional Shares of Class A Common Stock by which the Applicable Conversion Rate is adjusted pursuant to this Section 10.16 exceed 16.9998 shares per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Applicable Conversion Rate pursuant to Section 10.06.

If the Stock Price is between two Stock Prices in the table or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year.  If the Stock Price is in excess of $500.00 per share (subject to adjustment as set forth herein), or if the Stock Price is less than $58.90 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Applicable Conversion Rate.

(d)            The Company will notify Holders and the Trustee of the anticipated Effective Date of a Qualifying Fundamental Change and issue a press release as soon as practicable after the Company first determines the anticipated Qualifying Fundamental Change Effective Date.

(e)            Notwithstanding the provisions of Section 10.03, if a Holder surrenders the Securities for conversion in connection with a Qualifying Fundamental Change, the Company will deliver the portion of the conversion consideration that is payable on account of the increase in the Applicable Conversion Rate pursuant to this Section 10.16 as soon as practicable, but in no event after the third Business Day after the later of (i) the date the Holder surrenders the Securities for conversion; (ii) the last Trading Day in the applicable Conversion Period; or (iii) the Effective Date of the Qualifying Fundamental Change.

(f)            If a Holder surrenders Securities in connection with a Qualifying Fundamental Change announced by the Company, but such Qualifying Fundamental Change is not yet consummated, then such Holder shall be entitled to the increased Applicable Conversion Rate pursuant to this Section 10.16.

ARTICLE 11

PAYMENT OF INTEREST

Section 11.01      Payment of Interest.  (a) The Company shall pay interest on the Securities at a rate of 1.875% per annum, payable semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing April 15, 2008.  For so long as the Securities are held in book-entry only form, interest shall be paid on each Interest Payment Date to the Holder of such Note in whose name the Note is registered at 5:00 p.m. (New York City time) on April 1 or October 1 (a “Book-Entry Record Date”), as the case may be, next preceding the related Interest Payment Date.  In the event that the Securities do not remain in book-entry only form or are not in the form of a Global Security, interest shall be paid on each Interest Payment Date to the Holder of such Note in whose name the Note is registered at 5:00 p.m. (New York City time) on April 1 or October 1 (each, together with each Book-Entry Record Date, a “Record Date”), as the case may be, next preceding the related Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion, or purchase of a Note by the Company at the option of the Holder, interest shall cease to accrue on such Security.  Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

(a)            Upon conversion of a Security, (i) a Holder shall not receive any cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates) and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of the full amount of cash, shares of Class A Common Stock or a combination thereof, together with any cash payment of fractional shares, shall be deemed to satisfy its obligation with respect to the principal amount of such Security, and any accrued but unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any).  As a result, accrued but unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) up to but excluding the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(b)            Holders of Securities at the close of business on a regular Record date shall receive payment of interest payable on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the close of business on the applicable regular Record Date. If Securities are surrendered for conversion by a Holder after the close of business on any Record Date but prior to the opening of business on the Interest Payment Date to which such Record Date relates, Holders of such Securities at the close of business on the Record Date will receive an amount equal to the interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) payable on the Securities on the corresponding Interest Payment Date notwithstanding the conversion. Such Securities, upon surrender for conversion, must be accompanied by funds equal to the amount of interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) payable on the Securities so converted on the corresponding Interest Payment Date.  However, no such payment shall be made:

(i)            in connection with any conversion following the regular Record Date immediately preceding the Stated Maturity;

(ii)            if the Company has specified a Redemption Date with respect to such Securities;

(iii)            if a scheduled Purchase Date following a Fundamental Change that is after a Record Date and on or prior to the corresponding Interest Payment Date; or

(iv)            to the extent of any overdue interest (including overdue Liquidated Damages and Additional Amounts, if any) if overdue interest, Liquidated Damages or Additional Amounts exist at the time of conversion with respect to such Security.

Section 11.02    Additional Interest.  Notwithstanding the provisions described in Section 6.02, the sole remedy under this Indenture and any Security for an Event of Default relating to the failure to comply with the Company’s reporting obligations to the Trustee and the SEC, as set forth in this Indenture, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall, for the 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.50% of the aggregate principal amount of the Securities (the “Additional Interest”).  Any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities.  The Additional Amounts shall accrue on all outstanding Securities from and including the date on which such an Event of Default first occurs to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived).  If such Event of Default is continuing on the 181st day after such Event of Default relating to a failure to comply with the provisions of this Indenture relating to reporting obligations pursuant to Section 4.07, as such reporting obligations may be applicable to the Company as a Foreign Private Issuer, the Securities shall be subject to acceleration as provided in Section 6.02.  The provisions of this Section 11.02 shall not affect the rights of Holders of Securities in the event of the occurrence of any other Events of Default.

Section 11.03    Defaulted Interest.  Any installment of interest that is payable, but is not punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holders in whose names the Securities were registered on the Record Date applicable to such installment of interest.  The Company shall make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 11.03.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the
Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, by first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Securities are registered at the close of business on such Special Record Date.

Section 11.04    Interest Rights Preserved.  Subject to the foregoing provisions of this ARTICLE 11 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

ARTICLE 12

SUBSIDIARY GUARANTEES

Section 12.01    Subsidiary Guarantees.  The Securities shall not be guaranteed by any Subsidiaries of the Company as of the Issue Date.  The Company shall not permit any of its Subsidiaries to guarantee, or become a co-obligor on, any of debt securities or the debt securities of any other of the Company’s Subsidiaries or issue any debt securities, unless such Subsidiaries fully and unconditionally guarantee the Securities on a senior basis and such Subsidiary shall become a Subsidiary Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Subsidiary to the provisions (including the representations and warranties) of this Indenture as a Subsidiary Guarantor and (ii) an Opinion of Counsel and Officers’Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary Guarantor and constitutes the legal, valid and binding obligation of such Subsidiary Guarantor (subject to such customary exceptions concerning creditors’rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).  Each Subsidiary delivering a guarantee of the Securities is referred to as a “Subsidiary Guarantor.”

The obligations of the Subsidiary Guarantors under their Securities guarantees may be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Section 12.02    Release.

(a)            A Subsidiary Guarantor’s Securities guarantee will be automatically and unconditionally released:

(i)            in connection with any sale or other disposition of all or substantially all of the Capital Stock (or the shares of any holding company of such guarantor (other than the Company)) of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the liability with respect to any debt securities inconnection with which the Securities guarantee was executed, or would have been executed pursuant to this covenant had a Securities guarantee not been executed previously, is also released;

(ii)            Upon satisfaction and discharge of this Indenture in accordance with Section 8.01 hereof,

(iii)            so long as no Event of Default has occurred and is continuing, such Subsidiary Guarantor is unconditionally released and discharged from its liability with respect to all such debt securities in connection with which such Securities guarantee was executed, or would have been executed pursuant to satisfaction and discharge of this Indenture if such Subsidiary Guarantor had not already executed a Securities guarantee; or

(iv)            upon the full and final payment and performance of all of the Company’s obligations under the Securities.

Such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture without any further action by the Trustee, the Company or such Subsidiary Guarantor.  The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’Certificate and, in the case of the release of a Subsidiary Guarantor pursuant to clause (i) of this Section 12.02, an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture.

For the purposes of this Article 12, debt securities donot include (i) debt under any credit facility or loan agreement with a commercial bank or any lender that invests in bank loans in the ordinary course of business or is a fund that is managed by the same investment advisor as any entity that invests in bank loans in the ordinary course of business or (ii) debt that may not be traded under Rule 144A of the Securities Act or in the public capital markets.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 12.02 shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Subsidiary Guarantor under this Indenture.

ARTICLE 13

MISCELLANEOUS

Section 13.01    Trust Indenture Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02    Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:
Excel Maritime Carriers Ltd., 17th Km National Road Athens, Lamia & Finikos Street, 145-64 Nea Kifisia, Athens, Greece, Attention: Theodore Kokkinis

if to the Trustee:
Deutsche Bank Trust Company Americas
Trust & Securities Services —
Global Debt Services
60 Wall Street
NYC MS 60-2710
New York, NY 10005-2858
Facsimile:  (732) 578-4635
Attention:  Corporates Team Deal Manager

with a copy to:

Deutsche Bank National Trust Company
c/o Deutsche Bank Trust Company Americas
Trust & Securities Services
25 DeForest Ave., 2nd Fl.
MS: SUM01-0105
Summit, NJ 07901

Facsimile:  (732) 578-4635

Attention:  CorporateTeam Deal Manager

The Company and the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed sufficiently given if so mailed within the time prescribed.  Notices will be deemed to have been given on the date of mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 13.03    Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 13.04    Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officers’Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            if required by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions) have been complied with.

Section 13.05    Statements Required in Certificate or Opinion. Each Officers’Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that each Person making such Officers’Certificate or Opinion of Counsel has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’Certificate or Opinion of Counsel are based; (iii) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06    Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.07    Rules by Trustee, Paying Agent, Conversion Agent, and Registrar.  The Trustee may make reasonable rules for action by or through a meeting of Holders.  The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 13.08    Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest (or Additional Amounts, if applicable) shall accrue for the intervening period.  If a Record Date is a Legal Holiday, the Record Date shall not be affected.

Section 13.09    Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATEOF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.10    Submission to Jurisdiction.  The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.

As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, the Company shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

The Company hereby appoints Gary J. Wolfe of Seward & Kissel LLP, asits agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent. The Company irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by the Company to the fullest extent permitted by law.

Section 13.11    No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.12    Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they will provide Deutsche Bank Trust
Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

Section 13.13    Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor.  All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.14    Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.15    Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  One signed copy is sufficient to prove this Indenture.

IN WITNESS WHEREOF, EXCEL MARITIME CARRIERS LTD. has caused this Indenture to be duly executed as a deed the day and year first before written.

EXCEL MARITIME CARRIERS LTD.

By: _______________________________ Name: Title:

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By DEUTSCHE BANK NATIONAL TRUST COMPANY

By: _______________________________ Name: Title:

By: _______________________________ Name: Title:

[FACE OF NOTE]

THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK (“CLASS A COMMON STOCK”) OF EXCEL MARITIME CARRIERS LTD. (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  NONE OF THIS SECURITY, THE SHARES OF  CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

CUSIP:300668 AA8
No.: 1

1.875% Convertible Senior Note due 2027

Excel Maritime Carriers Ltd., promises to pay to CEDE & CO. or its registered assigns, the principal sum of ONE HUNDRED AND FIFTY-MILLION DOLLARS or such lesser amount as is indicated in the records of the Trustee and the Depositary, on October 15, 2027 and to pay interest thereon from October 10, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year, commencing April 15, 2008, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m. (New York City time) on the Record Date with respect to such Interest Payment Date, which shall be April 1 or October 1, as the case may be, next preceding the related Interest Payment Date.

Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If a payment date is not a Business Day, payment will be made on the next succeeding Business Day with the same force and effect as if made on the date the payment was due, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is made to the further provisions of this Note set forth on the attached “Additional Terms of the Notes,” which further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Excel Maritime Carriers Ltd. has caused this instrument to be duly executed.

EXCEL MARITIME CARRIERS LTD.

By: ____________________________________ Name: Title:

Dated: October 10, 2007

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS

By DEUTSCHE BANK NATIONAL TRUST COMPANY, not in our individual capacity but solely as Trustee

By: _______________________________ Name: Title:

Additional Terms of the Notes

1.875% Convertible Senior Note due 2027

Excel Maritime Carriers, Ltd. a corporation organized under the laws of the The Republic of Liberia (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture, dated as of October 10, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  This Note is one of the Securities referred to in the Indenture initially issued in an aggregate principal amount of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000).

1.                       Further Provisions Relating to Interest

Liquidated Damages.  The Holder of this Note shall be entitled to receive Liquidated Damages as and to the extent provided in the Indenture and that certain Registration Rights Agreement.

Additional Amounts.  The Holder of this Note shall be entitled to receive Additional Amounts as and to the extent provided in the Indenture.

Additional Interest.  The Holder of this Note shall be entitled to receive Additional Interest as and to the extent provided in the Indenture.

2.                       Method of Payment

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m. (New York City time) on the Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall make payments in respect of the Notes by check mailed to a Holder’s registered address or, with respect to Global Notes, by wire transfer.

3.            Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

4.                       Ranking

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing senior unsecured debt and senior to all of the Company’s future subordinated debt.

5.                       Redemption

The Notes will not be subject to redemption prior to October 22, 2014 except as set forth in Section 3.01 of the Indenture.  On or after October 22, 2014, the Company shall have the right to redeem the Notes, in whole or in part, at any time or from time to time for a cash Redemption Price, as described in the Indenture, plus any accrued and unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) thereon up to, but not including, the Redemption Date.

If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to a Holder on such regular Record Date.

6.                       Purchase at the Option of the Holder

Pursuant to Section 3.07 of the Indenture, the Notes, in whole or in part, shall be purchased by the Company at the option of the Holder on October 15, 2014, October 15, 2017 and October 15, 2022 or the next Business Day following such dates to the extent any such date is not a Business Day, in U.S. legal tender (“cash”) equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), thereon to, but excluding the Purchase Date.  No Notes may be purchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default that is cured by payment of the Purchase Price with respect to the Notes.

Any Holder delivering to the Paying Agent a Purchase Notice shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the provisions of the Indenture.  If the Purchase Notice is withdrawn during such period, the Company will not be obligated to purchase the related Notes.

7.            Purchase at the Option of Holders Upon a Fundamental Change

Pursuant to Section 3.08 of the Indenture, if a Fundamental Change occurs at any time that the Notes remain outstanding, the Notes shall be purchased by the Company, in whole or in part, at the option of the Holder thereof, as of the date that is 35 Business Days after the occurrence of the Fundamental Change, such date the Fundamental Change Purchase Date, at a purchase price equal to 100% of the principal amount plus, accrued and unpaid interest, if any to, but excluding, the Fundamental Change Purchase Date.  No Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to Fundamental Change Purchase Date.

If the Purchase Notice is withdrawn pursuant to Section 3.09 of the Indenture, the Company will not be obligated to purchase the related Notes.

8.                       Conversion

Subject to and upon compliance with the provisions of the Indenture, this Note or any part hereof may be converted by a Holder into cash, shares of Class A Common Stock or a combination thereof, if any, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity; provided, however, that this Note may be converted only during the periods and under the conditions specified in clauses (i) through (vii) of Section 10.01(a) of the Indenture.  The Settlement Amount deliverable upon any such conversion shall be as described in Section 10.02 of the Indenture.

9.                       Denominations, Transfer, Exchange

The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  A Holder of this Note may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of this Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

10.                       Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.                       Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

12.          Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any Default or Event of Default may be waived by Notice to the Trustee by the Holders of at least a majority in aggregate principal amount of the outstanding Notes.  In certain circumstances set forth in the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder.

13.                    Defaults and Remedies

Subject to Section 11.02 of the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(ix) or 6.01(x) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on all the outstanding Notes to be immediately due and payable, except as provided in the Indenture. If an Event of Default specified in Section 6.01(ix) or 6.01(x) of the Indenture occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on all the Notes then outstanding, will, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable.  Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such declaration with respect to the Notes and its consequences.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.

14.                    Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.                    Indenture and Notes Solely Corporate Obligations

No recourse for the payment of the principal of or interest on any Notes or for any claim based upon any Notes or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Notes or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’ssubsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

16.                    Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

17.                    Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of Minors Act).

18.                    GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.                    CUSIP Number

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Notes and has directed the Trustee to use CUSIP numbers in all notices issued to Holders of this Note as a convenience to such Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

CONVERSION NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the check in payment for cash and/or the shares of Class A Common Stock, as the case may be, issuable and deliverable upon such conversion, and any cash deliverable upon conversion in lieu of fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Class A Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment in cash for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)

Principal amount to be converted (if less than all):	$
Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

PURCHASE NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Excel Maritime Carriers Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to, but excluding, the Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): ______

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof): ______

Social Security or Other Taxpayer Identification Number: ______

FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Excel Maritime Carriers Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to, but excluding, the Fundamental Change Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): _____

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof): _____

Social Security or Other Taxpayer Identification Number: _____

ASSIGNMENT

For value received _________________ hereby sell(s) assign(s) and transfer(s) unto _____________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints _________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has become effective under the Securities Act), the undersigned confirms that such Notes are being transferred:

        ☐    To Excel Maritime Carriers Ltd. or a subsidiary thereof; or

        ☐    To a “qualified institutional buyer” in compliance with Rule 144A under the Securities
              Act of 1933, as amended; or

        ☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

        ☐    Pursuant to a Registration Statement which has become effective under the  Securities
              Act of 1933, as amended, and which continues to be effective at the time of transfer.

              Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated: ___________________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“ STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

SK 02545 0001 848214